UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and
Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 24, 2016, WBI Energy, Inc. (WBI), a subsidiary of MDU Resources Group, Inc. (MDU), entered into a membership interest purchase agreement with Tesoro Refining & Marketing Company LLC (Tesoro), an affiliate of Tesoro Corporation, to sell all of the outstanding membership interests in Dakota Prairie Refining, LLC (DPR) to Tesoro. WBI and Calumet North Dakota, LLC, a subsidiary of Calumet Specialty Products Partners, L.P., each previously owned 50 percent of the DPR membership interests and were equal members in building and operating the Dakota Prairie Refinery. To effectuate the sale, WBI acquired Calumet North Dakota’s 50 percent membership interests in DPR on June 27, 2016. The sale of the membership interests to Tesoro closed on June 27, 2016.

As consideration for the DPR membership interests, Tesoro agreed to indemnify MDU’s subsidiary, Centennial Energy Holdings, Inc. (Centennial), for any losses and litigation expenses arising from Centennial’s guarantee of certain debt obligations of DPR that currently total approximately $66 million. WBI repaid $64.5 million of indebtedness outstanding under DPR’s revolving credit agreement, which includes WBI’s share and $28.5 million of Calumet’s share of the indebtedness as consideration for its DPR membership interests.

MDU and certain of its subsidiaries provide electric and natural gas utility services to certain facilities owned by Tesoro and its affiliates, including DPR, and will continue to provide such services under arm’s-length transactions.

Item 2.06. Material Impairments.

The Board of Directors of MDU met on June 24, 2016, to evaluate the potential sale of DPR to Tesoro. In connection with the board’s decision to proceed with the sale, MDU concluded that the fair value of DPR based on the proposed sale transaction to Tesoro was less than the current recorded book value of DPR and that a material charge for impairment is required under generally accepted accounting principles. Coinciding with this process, management concluded that DPR’s financial results qualified for presentation as assets held for sale and discontinued operations. MDU anticipates an after-tax impairment charge from these discontinued operations in the range of $150 million-$160 million, subject to customary closing adjustments, to be recorded in the second quarter. No ongoing future cash expenditures are expected in connection with the recording of this impairment charge.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016

MDU RESOURCES GROUP, INC.

By:	/s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and
Chief Financial Officer

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